UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Wynn Resorts, Limited

(Name of Registrant as Specified In Its Charter)

Elaine P. Wynn

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Elaine P. Wynn Sends Letter to Wynn Resorts Shareholders

Urges Shareholders to Support Call for Change and Usher in New Era at Wynn

LAS VEGAS – May 10, 2018 – Elaine P. Wynn, co-founder and the largest shareholder of Wynn Resorts, Limited (NASDAQ: WYNN) (“Wynn Resorts,” “Wynn,” the “Company”), today released a letter to all shareholders in connection with her WITHHOLD the vote campaign against Wynn legacy director John J. Hagenbuch, who is up for re-election at Wynn’s annual meeting of shareholders scheduled for Wednesday, May 16, 2018, in Las Vegas, Nevada.

In the letter, Ms. Wynn summarizes her case for change and urges shareholders to send a signal to the Wynn Resorts board that change is needed.

A copy of the letter follows:

May 10, 2018

Dear Fellow Wynn Resorts Shareholders,

The 2018 annual shareholders meeting will be held in just a few days. Going into the meeting, you face a critical decision that will help shape the future direction of Wynn Resorts. I am grateful for the time so many of you have spent engaging with me and weighing all the facts as you make this important decision.

As the largest shareholder and a co-founder of Wynn Resorts, I am deeply concerned by what I see as failures in responsible oversight by the Company’s board of directors. With an enterprise as large and complex as Wynn Resorts and with the ascent of a new CEO, I believe shareholders deserve a board dedicated to objective oversight.

In my view, the Company’s longstanding legacy directors have proven unable or unwilling to provide such oversight. This list of failures is long.

●	The board failed to have risk management and legal compliance protocols in place to detect the alleged improper conduct by former Chairman and CEO, Stephen A. Wynn, and instead seems to have been caught flat-footed when the story broke in a newspaper

●	In setting up a special committee of the board to investigate the alleged misconduct, the board erred again in its judgment by:

o	Including a legacy director and longstanding friend of Mr. Wynn, John Hagenbuch, on the committee

o	Standing by when the special committee replaced outside independent counsel with the Company’s General Counsel’s former law firm, which has a history of representing the Company

●	When selecting a new Chairman of the Board, the directors chose one of Mr. Wynn’s childhood friends – D. Boone Wayson – who, in my view, cannot be entirely objective

●	For years, the compensation committee, on which Mr. Hagenbuch serves, has lavished executives with excessive pay, despite being roundly criticized by shareholders and proxy advisory firms

●	With the Massachusetts Gaming Commission probing the conduct of the Company (including the board), the Company has suggested it might prefer to sell a key strategic asset, Wynn Boston Harbor, rather than face regulatory scrutiny

●	The board has repeatedly rejected my requests to meet with the three new independent directors prior to the annual meeting. Rather, the Chairman of the Board has insisted that any such meeting would need to include the full board and the CEO. He also rejected the notion of any meeting prior to the annual meeting

These failures are extremely concerning to me. To preserve and protect our investments in Wynn Resorts, I urge you to join me in demanding that the board of directors be reconstituted and key corporate governance reforms be immediately implemented.

We must start by voting WITHHOLD with respect to Mr. Hagenbuch’s re-election. In my view, he should never have been re-nominated given his ill-advised selection for the special committee, his service on the compensation committee and his longstanding friendship with Mr. Wynn. But a WITHHOLD vote on Mr. Hagenbuch is important for another reason: it is a referendum on ALL longstanding legacy directors, including those who are not up for re-election this year. A WITHHOLD vote with respect to Mr. Hagenbuch is a first step towards the “New Wynn.”

Each of the three leading proxy advisory firms – ISS, Glass Lewis and Egan-Jones – has recommended that shareholders WITHHOLD their votes from Mr. Hagenbuch and vote AGAINST the Company’s say-on-pay proposal. And each of them has written about the important message such a vote will send to the Company.

To be very clear, a vote to WITHHOLD against director nominee John J. Hagenbuch is also a vote:

●	FOR restoring the Company’s reputation, improving its standing with regulators and maximizing shareholder value

●	FOR a new board that is truly independent and wholeheartedly committed to the Company’s long-term success

●	FOR adding accountability and objective oversight to the Wynn boardroom

●	FOR establishing best-in-class governance practices that allow shareholders to have a proper voice at Wynn Resorts

●	AGAINST all of the longstanding legacy board members with close ties to Mr. Wynn who, in my view, have not served – and will not serve – shareholders well

●	AGAINST any short-sighted, self-interested decisions regarding Wynn Boston Harbor by longstanding legacy directors

MOST IMPORTANTLY, YOUR WITHHOLD VOTE IS A VOTE FOR POSITIVE CHANGE AT WYNN.

As shareholders, I believe we must take action and allow Wynn Resorts to truly enter a new era. We need strong leadership – free from the issues of the past – to bring about a “New Wynn.”

Please join me in bringing Wynn Resorts to that new era by voting WITHHOLD with respect to legacy director nominee John J. Hagenbuch.

Thank you in advance for your support.

Sincerely,

Elaine P. Wynn

Important Additional Information

Elaine P. Wynn is a participant in the solicitation of proxies from the shareholders of Wynn Resorts, Limited (the “Company”) in connection with the Company’s 2018 annual meeting of shareholders (the “Annual Meeting”). On April 27, 2018, Ms. Wynn filed a definitive proxy statement (the “Definitive Proxy Statement”) and form of BLUE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with such solicitation of proxies from the Company’s shareholders. A description of Ms. Wynn’s direct or indirect interests, by security holdings or otherwise, is contained in the Definitive Proxy Statement. MS. WYNN STRONGLY ENCOURAGES THE COMPANY’S SHAREHOLDERS TO READ THE DEFINITIVE PROXY STATEMENT, ACCOMPANYING BLUE PROXY CARD AND OTHER PROXY MATERIALS BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Shareholders may obtain the Definitive Proxy Statement and any other relevant documents at no charge from the SEC’s website at www.sec.gov or by contacting Ms. Wynn’s proxy solicitor MacKenzie Partners, Inc. at wynn@mackenziepartners.com or by calling toll-free (800) 322-2885 or collect (212) 929-5500.

If you have any questions, require assistance in voting your BLUE proxy card, or need additional copies of Ms. Wynn’s proxy materials,
please contact MacKenzie Partners, Inc. at the phone numbers listed below.

1407 Broadway, 27th Floor
New York, New York 10018
Call Collect: (212) 929-5500
or
Toll-Free: (800) 322-2885
Email: wynn@mackenziepartners.com

3